EXHIBIT (a)(1)(B)

                             MONSTER WORLDWIDE, INC.
                         OFFER TO AMEND ELIGIBLE OPTION

                              LETTER OF TRANSMITTAL

      THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN TIME,
                ON APRIL 10, 2007, UNLESS THE OFFER IS EXTENDED.

[Name]

Important: Read the remainder of this Letter of Transmittal before completing and signing this page.

Indicate your decision to accept the Offer to Amend with respect to your Eligible Options as follows:

     1. to amend all of your Eligible Options, check Box 1, "Amend All Eligible Options"; or

     2. to amend some of your Eligible Options, check Box 2, "Amend the Eligible Options Indicated Below" and for each of your Eligible Options listed below, place a check in the column titled "Amend Eligible Option" or in the column titled "Do Not Amend Eligible Option."

If you do not want to accept the Offer to Amend with respect to any of your Eligible Options, check the "Do Not Amend Eligible Options" box.

If you do not clearly mark one of those three boxes, your election will default to "Do Not Amend Eligible Option" and your Eligible Option will not be amended to increase the exercise price and may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code. You are solely responsible for such tax consequences. In addition, you will not become entitled to the special cash payment payable to individuals who submit their Eligible Options for amendment.

Box 1:  [ ]  Amend All Eligible Options

Box 2:  [ ]  Amend the Eligible Options Indicated Below

                                                 Number of
                                    Total         Shares
                   1999 Long      Number of     Subject to     Exercise      Adjusted
                     Term          Shares         Portion      Price Per     Exercise                Do Not
                   Incentive     Subject to     Qualifying       Share       Price Per    Amend      Amend
     Grant        Plan Option    Outstanding    as Eligible    Prior to      Share if     Eligible   Eligible
     Date           Number         Option         Option       Amendment      Amended     Option     Option
-------------------------------------------------------------------------------------------------------------
                                                                                           [ ]       [ ]
-------------------------------------------------------------------------------------------------------------
                                                                                           [ ]       [ ]
-------------------------------------------------------------------------------------------------------------
                                                                                           [ ]       [ ]
-------------------------------------------------------------------------------------------------------------

Box 3:  [ ]   Do Not Amend Eligible Options

Signature:       ___________________________________________


Date:            ___________________________________________

              IMPORTANT: YOU MUST ALSO COMPLETE AND SIGN ON PAGE 4.

To: Monster Worldwide, Inc.

By checking either the "Amend All Eligible Options" box or "Amend the Eligible Options Indicated Below" box in the table on page 1 of this Letter of Transmittal, I understand and agree to all of the following:

     1. I hereby accept the Offer to Amend by Monster Worldwide, Inc., a Delaware corporation ("Monster"), to amend my Eligible Option(s) in accordance with the terms set forth in (i) the Offer to Amend dated March 13, 2007 (the "Offer"), of which I hereby acknowledge receipt, and (ii) this Letter of Transmittal (the "Letter"). My Eligible Options consist of the portions of the options granted to me under Monster's 1999 Long Term Incentive Plan to purchase shares of Monster common stock that have the grant dates and exercise prices per share listed on page 1 of this Letter of Transmittal and that (i) were unvested as of December 31, 2004 and (ii) will be outstanding and unexercised as of the expiration of the Offer. My Eligible Options for which the Offer is accepted will be amended to have an adjusted exercise price per share listed on page 1 of this Letter of Transmittal on the first business day following the expiration date of the Offer. The date on which my Eligible Option is amended will constitute the "Amendment Date." All other capitalized terms used in this Letter but not defined herein have the meaning assigned to them in the Offer document.

     2. The Offer is currently set to expire at 11:59 p.m. Eastern Time on April 10, 2007 (the "Expiration Date"), unless Monster, in its discretion, extends the period of time during which the Offer will remain open. In such event, the term "Expiration Date" will mean the latest time and date at which the Offer, as so extended, expires.

     3. On the Amendment Date, the exercise price of my Eligible Options for which the Offer is accepted will be amended to the adjusted exercise price per share listed on page 1 of this Letter of Transmittal (the "Amended Exercise Price"). Except for the adjusted exercise price, all the terms and provisions of my amended Eligible Option will be the same as in effect immediately before the amendment.

     4. If I have chosen amend my Eligible Options to increase the exercise price, I will become eligible for a cash payment (the "Cash Payment") in an amount determined by multiplying (i) the number of shares of common stock subject to the Eligible Options by (ii) the difference between the adjusted exercise price and the original exercise price. The Cash Payment will be paid in two installments. The Cash Payment payable with respect to the portions of my Eligible Options that were vested as of the Expiration Date will not be subject to any vesting conditions and will be payable as soon as practicable after January 1, 2008. Any Cash Payment payable with respect to the portions of my Eligible Options that were scheduled to vest after the Expiration Date will become payable only if those portion of Eligible Option vest, and will be paid as soon as practicable after the later of (i) January 1, 2008, or (ii) the date those portions of my Eligible Options vest.

     5. Until the Expiration Date, I will have the right to withdraw my acceptance of the Offer to amend my Eligible Options. However, after May 8, 2007, the 40th business day after commencement of the Offer, I may then withdraw my acceptance of the Offer at any time prior to Monster's acceptance of that option for amendment pursuant to the Offer.

     6. The acceptance of the Offer to amend my Eligible Options pursuant to the procedure described in Section 4 of the Offer and the instructions to this Letter of Transmittal will constitute my acceptance of all of the terms and conditions of the Offer. Monster's acceptance of my option for amendment pursuant to the Offer will constitute a binding agreement between Monster and me upon the terms and subject to the conditions of the Offer.

     7. I am the registered holder of the Eligible Options submitted hereby, and my name, employee identification number and other information appearing on the cover page of this Letter are true and correct.

     8. I am not required to accept the Offer to amend my Eligible Options. However, if I do not accept the Offer with respect to such options (or I withdraw my acceptance), then I must take other action on my own with respect to that option in order to bring the options into compliance with Section 409A of the Internal Revenue Code or pay the taxes and penalties under Section 409A (and any similar provisions under state law). I will be solely responsible for any such taxes and penalties.

     9. Monster cannot give me legal, tax or investment advice with respect to the Offer and has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

     10. Under certain circumstances set forth in the Offer document, Monster may terminate or amend the Offer and postpone its acceptance and amendment of the Eligible Options. In the event Monster does not accept my Eligible Options for which I have accepted the Offer, those options will be returned to me promptly following the expiration or termination of the Offer.

     I understand that neither Monster nor the board of directors of Monster is making any recommendation as to whether I should accept or refrain from accepting the Offer with respect to my Eligible Options, and that I must make my own decision whether to accept the Offer with respect to my Eligible Options, taking into account my own personal circumstances and preferences. I have read the section titled "Certain Risks of Participating in the Offer" of the Offer to Amend, including the statement that it is possible that the U.S. Internal Revenue Service will not accept the measurement date methodology that has been accepted by the Securities and Exchange Commission in connection with the restatement of Monster's financial statements, in which case amending the exercise price of my Eligible Options to the Amended Exercise Price may not result in my Eligible Options being no longer subject to Section 409A of the Internal Revenue Code.

     I agree that Monster shall not be liable for any costs, taxes, loss or damage that I may incur through my election to accept or decline the Offer with respect to my Eligible Options.

                              SIGNATURE OF OPTIONEE

(Signature of Optionee or Authorized Signatory)
-----------------------------------------------

--------------------------------------------------        ----------------------------------------------------------
(Optionee's Name, please print in full)                   (Capacity of Authorized Signatory, if applicable)

Date: _____________, 2007

Address (if different than on cover page)                 Daytime Telephone: (___)______________

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Email address:______________________@monsterworldwide.com

Please read the instructions on pages 5 and 6 of this Letter of Transmittal and then complete, sign and date the table on the cover page and the signature block above and return the entire Letter of Transmittal (including the instructions) no later than 11:59 p.m. Eastern Time on April 10, 2007, via facsimile to The Altman Group, Inc., Attn: Jason Vinick, at facsimile number (201) 460-0050.

  DELIVERY OF THIS LETTER OF TRANSMITTAL IN ANY WAY OTHER THAN VIA FACSIMILE TO
        THE FACSIMILE NUMBER ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter of Transmittal (pages 1-4), and any other documents required by this Letter of Transmittal, must be received by Monster at the facsimile number set forth on the signature page of this Letter of Transmittal by 11:59 p.m. Eastern Time on the Expiration Date.

Delivery will be deemed made only when actually received by Monster. We intend to confirm receipt of your Letter of Transmittal within two (2) U.S. business days. If you have not received such confirmation, it is your responsibility to ensure that your Letter of Transmittal has been received by the Expiration Date. Monster recommends that you retain a copy of the fax receipt. You should in all events allow sufficient time to ensure timely delivery.

Acceptance of the Offer with respect to Eligible Options may be withdrawn up to 11:59 p.m. Eastern Time on the Expiration Date. If the Offer is extended by Monster beyond that time, you may withdraw your acceptance of the Offer with respect to your Eligible Option at any time until the extended expiration of the Offer. In addition, if Monster does not accept your Eligible Options by 11:59 p.m. Eastern Time on May 8, 2007, you may withdraw your acceptance of the Offer with respect to your Eligible Options at any time thereafter until that option is accepted for amendment. To validly withdraw your acceptance, you must deliver a properly completed and duly executed Withdrawal Form while you still have the right to withdraw your acceptance of the Offer. Withdrawals may not be rescinded, and any acceptance withdrawn will thereafter be deemed not properly accepted for purposes of the Offer, unless the withdrawn acceptance is subsequently overridden by delivery of a new, properly completed and duly executed Letter of Transmittal prior to the Expiration Date by following the procedures described above.

Monster will not accept any alternative, conditional or contingent acceptance. All persons accepting the Offer with respect to Eligible Options shall, by execution of this Letter, waive any right to receive any notice of Monster's acceptance of their Eligible Options, except as provided for in the Offer.

2. Acceptance. If you intend to accept the Offer with respect to your Eligible Option, you must complete the table on the cover page of this Letter of Transmittal.

3. Signatures on This Letter of Transmittal. Except as otherwise provided in the next sentence, the optionee must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Monster of the authority of such person so to act must be submitted with this Letter of Transmittal.

4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer document or this Letter of Transmittal, should be directed to Patrick Harrington at Monster at (212) 351-7114. Copies will be furnished promptly at Monster's expense.

5. Irregularities. Monster will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of the Offer. Monster will also decide, in its discretion, all questions as to (i) the portion of each option grant that qualifies as an Eligible Option for purposes of the Offer; (ii) the number of shares of common stock comprising the Eligible Option, and (iii) the amount of the Cash Payment relating to each properly submitted acceptance of the Offer to amend an Eligible Option, and whether such Cash Payment is earned in accordance with the terms of the Offer. Monster's determination of such matters will be final and binding on all parties. Monster reserves the right to reject any acceptances of the Offer it determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. Monster also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the acceptance of the Offer, and Monster's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No acceptance of the Offer to amend an Eligible Option will be deemed to be properly made until all defects and irregularities have been cured by the submitting holder or waived by Monster.

Unless waived, any defects or irregularities in connection with any acceptance of the Offer must be cured within such time as Monster shall determine. Neither Monster nor any other person is or will be obligated to give notice of any defects or irregularities in acceptance of the Offer, and no person will incur any liability for failure to give any such notice. If the table on the cover page of this Letter of Transmittal includes options that are not eligible for the Offer, Monster will not accept those options for amendment, but Monster does intend to accept for amendment any properly submitted acceptances of the Offer to amend the Eligible Option set forth in that table.

6. Important Tax Information. You should refer to Sections 2 and 15 of the Offer and the "Risks of Participation in the Offer" section of the Offer, each of which contains important U.S. federal tax information concerning the Offer. All optionees with Eligible Options are strongly encouraged to consult with their own tax advisors as to the consequences of their participation in the Offer.

7. Copies. You should make a copy of this Letter, after you have completed and signed it, for your records.

    IMPORTANT: THIS LETTER TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY MONSTER VIA FACSIMILE BY 11:59 P.M. EASTERN TIME ON THE EXPIRATION
                                      DATE.